Wednesday September 30, 7:38 am Eastern Time

Company Press Release

SOURCE: Miller Industries, Inc.

             MILLER INDUSTRIES, INC. TO EXPLORE
            STRATEGIC AND FINANCIAL ALTERNATIVES

CHATTANOOGA, Tenn., Sept. 30 -- Miller Industries, Inc.
(NYSE: MLR -news) announced today that a Special Committee of its Board of Directors has decided to explore various strategic and financial alternatives to enhance shareholder value. The Company has engaged Goldman, Sachs & Co. to act as its financial advisor in connection with this process. The Company said it expects this process to be completed by the end of its April 30, 1999 fiscal year. The Company said that it is not presently engaged in discussions with respect to any specific transaction.

Miller Industries is the world's leading integrated provider of vehicle towing and recovery equipment and services. The Company markets its towing services under the national brand name
RoadOne(TM) and its towing equipment under a number of well-recognized brands.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The Company noted that forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed under the caption "Risk Factors'' in the Company's Form 10-K for fiscal 1998, which discussion is incorporated herein by this reference.

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